EXHIBIT NO. 23(j)(2)







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the use of our report dated November 21, 2003, incorporated in this Registration Statement by reference, included in the October 31, 2003 Annual Report to the shareholders of New Century Portfolios (comprising, respectively, the New Century Capital Portfolio, the New Century Balanced Portfolio, the New Century Aggressive Portfolio, the New Century International Portfolio, and the New Century Alternative Strategies Portfolio), and to the references to our firm under the captions "Financial Highlights" and "Independent Accountants" in the prospectus and under the captions "Audits and Reports", "Financial Statements" and "Auditors" in the Statement of Additional Information.



                                        /s/ Briggs, Bunting & Dougherty, LLP
                                        ---------------------------------------
                                        BRIGGS, BUNTING & DOUGHERTY, LLP


PHILADELPHIA, PENNSYLVANIA
FEBRUARY 25, 2004